Exhibit 99.1

Maine Water Company Files New Application for Reorganization with the Maine

Public Utilities Commission for Approval of Proposed Merger of Its Parent

Company, Connecticut Water Service with SJW Group

Application Demonstrates the Combination Delivers Benefits for

Maine Water Customers, Employees and Communities

Combined Company will be a Leading Water Utility with Focus on Local Operations with Greater

Financial Strength, Resources

and Scale that will Deliver Significant Benefits to Stakeholders Across the Entire Combined Company

Clinton, Conn. and San Jose, Calif. – May 3, 2019 – Connecticut Water Service, Inc. (NASDAQ: CTWS) (“Connecticut Water”) and SJW Group (NYSE: SJW) (“SJW Group”) today announced that the Maine Water Company (“Maine Water”), an operating subsidiary of Connecticut Water, has filed a new application with the Maine Public Utilities Commission (“MPUC”) seeking approval of the previously announced merger of Connecticut Water and SJW Group. The new application shows that the merger provides immediate and long-term customer benefits, protects jobs, and serves the interests of Maine Water’s customers, employees and local communities.

The new application contains commitments to provide customer bill credits and continued investments in infrastructure, including investments in a new drinking water treatment facility in Biddeford, Maine that would replace the current facility, which is 135 years old and located in the Saco River’s flood zone.

Details on all the benefits for customers, employees and communities, and provisions that provide financial protections for Maine Water and its customers are detailed in the application filed with the MPUC and will be considered during MPUC’s regulatory review.

“We have committed that Maine Water customers will continue to be served by the same dedicated leadership team and local professional employees they know and trust,” said Richard Knowlton, President, Maine Water. “In the new application, we have also committed that there will be no job reductions as a result of our parent company’s proposed merger with SJW Group. Our people are passionate about delivering water service to their fellow Mainers, while protecting local water resources and the environment. The proposed merger will give Maine Water access to increased financial resources and industry expertise to deliver on this objective and better serve customers.”

“As a leading water utility, the combined company will have the financial strength, scale, resources and sharing of best practices to ensure families and communities will continue to receive safe and reliable water service across all of our operations and that we deliver the significant benefits of the transaction to our constituents in our local service areas in Maine, California, Connecticut and Texas,” said Eric Thornburg, Chairman, President and Chief Executive Officer of SJW Group. “All of us understand and are guided by the understanding that drinking water is local and people feel connected to the water resources and water suppliers that serve their communities. Maine Water has a long tradition of service and investments in the 21 communities it serves, and the combination with SJW Group will only strengthen and deepen this local connection.”

As previously announced on April 3, 2019, Connecticut Water and SJW Group filed a joint merger approval application with the Connecticut Public Utilities Regulatory Authority (“PURA”). PURA has assigned Docket number 19-04-02 to that proceeding and has set a tentative final decision date on the application for July 31, 2019. SJW Group and Connecticut Water also will continue to work with the California Public Utilities Commission (“CPUC”) in response to the CPUC’s Order Instituting Investigation (“OII”) of the combination. The CPUC recently suspended its OII pending a final decision by PURA.

Advisors

West Group Law PLLC and Brown Rudnick LLP are serving as local regulatory counsel to SJW Group, and Murtha Cullina LLP is serving as local regulatory counsel to Connecticut Water.

J.P. Morgan Securities LLC is serving as financial advisor to SJW Group, and Skadden, Arps, Slate, Meagher & Flom LLP is legal counsel.

Wells Fargo Securities, LLC is serving as Connecticut Water’s financial advisor, and Sullivan & Cromwell LLP as its legal counsel.

About Connecticut Water Service, Inc.

Connecticut Water Service, Inc. is a publicly traded holding company headquartered in Clinton, Connecticut. CTWS is the parent company of The Connecticut Water Company, The Maine Water Company, The Avon Water Company, and The Heritage Village Water Company. Together, these subsidiaries provide water service to more than 450,000 people in Connecticut and Maine, and wastewater service to more than 10,000 people in Connecticut.

About SJW Group

SJW Group is a publicly traded holding company headquartered in San Jose, California. SJW Group is the parent company of San Jose Water Company, SJWTX, Inc. and SJW Land Company. Together, San Jose Water Company and SJWTX, Inc. provide water service to more than one million people in San Jose and nearby communities in California, and in Canyon Lake and nearby communities in Texas. SJW Land Company owns and manages commercial real estate investments.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the proposed transaction between SJW Group and Connecticut Water (the “Merger”) are not satisfied; (2) the risk that the regulatory approvals required for the Merger are not obtained at all, or if obtained, on the terms expected or on the anticipated schedule; (3) the risk that the California Public Utilities Commission’s (“CPUC”) investigation may cause delays in or otherwise adversely affect the Merger and that SJW Group may be required to consummate the Merger prior to the CPUC’s issuance of an order with respect to its investigation; (4) the effect of water, utility, environmental and other governmental policies and regulations; (5) litigation relating to the Merger; (6) the ability of each party to meet expectations regarding timing, completion and accounting and tax treatments of the Merger; (7) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties to the Merger; (8) changes in demand for water and other products and services; (9) unanticipated weather conditions; (10) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences that could adversely affect the facilities, operations, financial condition, results of operations and reputation of SJW Group or Connecticut Water; (11) risks that the Merger disrupts the current plans and operations of SJW Group or Connecticut Water; (12) potential difficulties by SJW Group or Connecticut Water in employee retention as a result of the Merger; (13) unexpected costs, charges or expenses resulting from the Merger; (14) the effect of the pendency of the Merger on business relationships, operating results, and business generally, including, without limitation, competitive responses to the Merger; (15) risks related to diverting management’s attention from ongoing business operations of Connecticut Water or SJW Group; and (16) legislative and economic developments.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to SJW Group’s overall business, including those more fully described in its filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and to Connecticut Water’s overall business, including those more fully described in its filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and none of SJW Group, its management, Connecticut Water or its management undertakes any obligation to update or revise any forward-looking statements except as required by law.

Contacts

SJW Group

Investors

Andrew Walters

Chief Administrative Officer, SJW Group

408-279-7818, andrew.walters@sjwater.com

Media

John B. Tang

VP of Regulatory Affairs & Government Relations, SJW Group

408-279-7933, john.tang@sjwater.com

Abernathy MacGregor

Chuck Dohrenwend, 212-371-5999, cod@abmac.com

Nazan Riahei, 213-630-6550, nkr@abmac.com

Connecticut Water

Daniel J. Meaney, APR

Director, Corporate Communications

860-664-6016

dmeaney@ctwater.com

Joele Frank, Wilkinson Brimmer Katcher

Barrett Golden / Joseph Sala

212-355-4449